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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 13, 2017

People’s Utah Bancorp
(Exact name of registrant as specified in its charter)

Utah	001-37416	87-0622021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 East Main Street American Fork, UT
(Address of principal executive offices)

84003
(Zip code)

(801) 642-3998
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [X]

Item 3.02Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 8.01 Other Events, of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 8.01Other Events.

On November 13, 2017, People’s Utah Bancorp (the “Company”), a bank holding company and parent of People’s Intermountain Bank (“PIB”), announced that it completed the merger of Town & Country Bank, Inc. (“T&C”) into PIB.  As of September 30, 2017, T&C had total assets of $127.2 million, gross loans of $118.3 million and total deposits of $126.4 million.

Under the terms of the merger, each outstanding T&C common share converted into the right to receive 0.2917 People’s Utah Bancorp (“PUB”) common shares and $4.23 in cash, including $2.0 million of cash held in escrow that is subject to future indemnification claims.  T&C common shareholders also received an additional cash distribution of $1.68 per common share in cash.  A total of 507,158 PUB common shares are expected to be issued in this transaction.  The PUB common shares will be issued in reliance on the exemption from registration set forth in Section 3(a)(10) of the Securities Act of 1933, as amended. The Utah Division of Securities held a public fairness hearing on October 12, 2017 and found the merger consideration to be fair to the T&C shareholders and that the issuance of PUB common shares in the transaction is exempt from registration. The value of the total deal consideration was approximately $26.8 million, including cash of $8.2 million and $2.0 million of cash held in escrow.

PIB will consolidate its existing Bank of American Fork branch in St. George into T&C’s St. George branch and will operate under the name of People’s Town & Country Bank.  PIB expects to complete the conversion of Town & Country’s branch onto its core banking platform on December 8, 2017.  With the completion of this transaction, the Company expects total assets to be in excess of $2.1 billion, and expects the transaction will be immediately accretive to earnings, after acquisition-related costs.

Forward-Looking Statements

Statements in this Form 8-K that are based on information other than historical data or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements in this Form 8-K include, without limitation, statements regarding the Company’s expectations regarding the timing of conversion to PIB’s core banking platform, the Company’s total assets, and the impact of the transaction on PUB’s earnings.

Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this release. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include: (i) market and economic conditions; (ii) capital sufficiency; (iii) operational, liquidity, interest rate and credit risks; (iv) deterioration of asset quality; (v) achieving loan and deposit growth; (vi) increased competition; (vii) adequacy of reserves; (viii) investments in new branches and new business opportunities; and (ix) changes in the regulatory or legal environment; as well as other factors discussed in the section titled “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission.

The foregoing factors should not be construed as exhaustive. The Company does not intend, or undertake any obligation to publicly update these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s Utah Bancorp

Date: November 13, 2017	By:	/s/ Wolfgang T. N. Muelleck
Wolfgang T. N. Muelleck
Executive Vice President and Chief Financial Officer

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